                                                                 EXHIBIT 10.8

                               SUBLEASE AGREEMENT
                               ------------------


I.   DEFINED TERMS
     -------------

Base Rent
  Monthly:     $22,332.35
  Annually:    $267,988.2O

Building:      475-497 Hillview Drive, Milpitas, California

Effective
Date:          September 23, 1994.

Expiration
Date:          February 15, 2001.

Landlord:      Sanjaylyn Company, a California partnership


Master
Lease: Lease Agreement dated May 24, 1991 executed between Milpitas-Hillview, a California limited partnership, as landlord, and Sublessor (hereinafter defined), as tenant; as assigned to Landlord pursuant to that certain Assignment and Assumption Agreement dated September 23, 1991.

Permitted
Uses: Manufacturing, research and development, general office, storage, warehouse and marketing purposes.

Premises:      Improved real property as more particularly described in the
               Master Lease, attached hereto as Exhibit A, consisting of
                                                ---------
               approximately 97,272 rentable square feet.


Rent
Commencement
Date:          September 1, 1994.

Occupancy
Date:          September 1, 1994.

                                       1.

Sublessee:     M-R Assets Corporation, a California corporation

Sublessee's
Address:       497 South Hillview Drive
               Milpitas, California 95035
               Attn:  Mr. Tom Surran

Sublessor:     Komag, Inc., a Delaware corporation

Sublessor's
Address:       275 South Hillview Drive
               Milpitas, California 95035
               Attn: Chief Financial Officer


Sublet Space:  A portion of the Premises consisting of approximately 31,907 square feet, as more particularly described in Exhibit B attached
                                                              ---------
               hereto.

Term:          September 1, 1994 through February 15, 200l.

Exhibits:      Exhibit A - Master Lease
               ---------
               Exhibit B - Description of the Sublet Space
               ---------
               Exhibit C - Commencement Date Memorandum
               ---------
               Exhibit D - Facilities Service Agreement
               ---------

                                      II.

          THIS SUBLEASE AGREEMENT ("Sublease") is entered as of the Effective Date by and between Sublessor and Sublessee.

          The parties enter this Sublease on the basis of the following facts, understandings and intentions:

          A. Sublessor is presently a lessee of the Premises in the Building pursuant to the Master Lease by and between Landlord and Sublessor. A copy of the Master Lease with all exhibits and addenda thereto is attached hereto as Exhibit A.
---------

          B. Sublessor desires to sublease the Sublet Space to Sublessee and Sublessee desires to sublease the Sublet Space from Sublessor on all of the terms, covenants and conditions hereinafter set forth.

          C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference.

                                       2.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1.   SUBLEASE.  Sublessor shall sublease to Sublessee, and Sublessee shall
          --------
sublease from Sublessor, the Sublet Space for the Term upon all of the terms, covenants and conditions herein contained. In addition Sublessor shall lease to Sublessee, and Sublessee shall lease from Sublessor, any and all permanent improvements ("Improvements") on the Sublet Space constructed and/or owned by Sublessor, upon all of the terms, covenants and conditions herein contained. As used herein, "Sublet Space" shall include the Sublet Space and the Improvements.

     2.   CONDITION OF SUBLET SPACE.
          -------------------------

          a.   PHYSICAL CONDITION.  As of the Effective Date, Sublessee
               ------------------
acknowledges that Sublessee shall have conducted Sub-lessee's own investigation of the Sublet Space and the physical condition thereof, including accessibility and location of utilities, improvements, existence of hazardous materials, including but not limited to asbestos, asbestos containing materials, poly-chlorinated biphenyls (PCB) and earthquake preparedness, which in Sublessee's judgment affect or influence Sublessee's use of the Sublet Space and Sublessee's willingness to enter this Sublease. Sublessee recognizes that Sublessor would not sublease the Sublet Space except on an "as is" basis and acknowledges that Sublessor has made no representations of any kind in connection with improvements or physical conditions on, or bearing on, the use of the Sublet Space. Sublessee shall rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied. Sublessee further recognizes and agrees that neither Sublessor nor Landlord shall be required to perform any work of construction, alteration or maintenance of or to the Sublet Space; provided, however, Sublessor shall deliver the Sublet Space to Sublessee in broom clean condition.

          b.   FURTHER INSPECTION. Sublessee represents and warrants to
               ------------------
Sublessor that, prior to the Effective Date, Sublessee shall examine and inspect all matters with respect to taxes, income and expense data, insurance costs, bonds, permissible uses, the Master Lease, zoning, covenants, conditions and restrictions and all other matters which in Sublessee's judgment bear upon the value and suitability of the Sublet Space for Sublessee's purposes. Sublessee has and will rely solely on Sublessee's own inspection and examination of such items and not on any representations of Sublessor, express or implied.

                                       3.

     3.   SUBLEASE SUBJECT TO MASTER LEASE.
          --------------------------------

          a.   INCLUSIONS.  It is expressly understood, acknowledged and agreed
               ----------
by Sublessee that all of the other terms, conditions and covenants of this Sublease shall be those stated in the Master Lease except as excluded in section 3.b herein, modified as appropriate in the circumstances so as to make such Sections and subsections contained therein applicable only to the subleasing hereunder by Sublessor of the Sublet Space covered hereby. Whenever the words "Premises" or "Initial Premises" or "UTI Premises" are used in the Master lease, for purposes of this Sublease, the word Sublet Space shall be substituted. Sublessee shall be subject to, bound by and comply with all of the provisions of the Master Lease with respect to the Sublet Space and shall satisfy all applicable terms and conditions of the Master Lease relating to the Sublet Space for the benefit of both Sublessor and Landlord, it being understood and agreed that wherever in the Master Lease the word "Tenant" appears, for the purposes of this Sublease, the word "Sublessee" shall be substituted, and wherever the word "Landlord" appears, for the purposes of this Sublease, the word "Sublessor" shall be substituted; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Sublessee or upon the failure of Sublessee to pay Rent or comply with any of the provisions of this Sublease, Sublessor may exercise any and all rights and remedies granted to Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master lease, the terms of this Sublease shall control. It is further understood and agreed that, except as otherwise provided in Section 9 hereof, Sublessor has no duty or obligation to Sublessee under the Master Lease other than to perform the obligations of Sublessor as lessee under the Master Lease during the Term of this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Landlord, said provisions shall be construed to require the written consent of both landlord and Sublessor. Sublessee hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease and that any termination thereof not due to a default by Sublessor thereunder shall likewise terminate this Sublease.

          b.   EXCLUSIONS.  The terms and provisions of the following Sections
               ----------
and portions of the Master Lease are not incorporated into this Sublease: 1, 3, 4.E, 5, 8.C, 10.A, the third full paragraph of Section 10.B, the second full paragraph of Section 11, the third full paragraph of Section 13, 14.A, the second full paragraph of Section 14.B, 15.B(4), 23, 25, 3l.B, 36, 37, and 38.C,

          c.   TIME FOR NOTICE.  The time limits provided for in the provisions
               ---------------
of the Master Lease for the giving of notice,

                                       4.

making of demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublessor or Sublessee, as the case may be, within the time limit relating thereto contained in the Master Lease. If the Master Lease allows only eight (8) days or less for Sublessor to perform any act, or to undertake to perform such act, or to correct any failure relating to the Premises or this Sublease, then Sublessee shall nevertheless be allowed three (3) days to perform such act, undertake such act and/or correct such failure.

     4.   LANDLORD'S OBLIGATIONS.  Sublessor, upon written notice by Sublessee,
          ----------------------
shall diligently attempt to enforce all obligations of Landlord under the Master Lease, including the obligation of Landlord to (i) provide all services to be provided by Landlord under the terms of the Master Lease and (ii) satisfy all obligations and covenants of Landlord made in the Master Lease; provided, however, Sublessor shall be under no obligation to provide any such services or satisfy any such obligations or covenants (except as otherwise provided in sections 9 and 17 hereof).

     5.   RENT.
          ----

          a.   INITIAL RENT.  Upon execution hereof, Sublessee shall deliver the
               ------------
first month's Base Rent to Sublessor, to be applied against Sublessee's first obligation to pay Base Rent hereunder. Sublessee shall pay to Sublessor the Base Rent in advance on the first day of each month of the Term, commencing on the Rent Commencement Date without being invoiced by Sublessor. In the event the first day of the Term shall not be the first day of a calendar month or the last day of the Term is not the last day of the calendar month, the Base Rent shall be appropriately prorated based on a thirty (30) day month. All installments of Base Rent shall be delivered to Sublessor's Address, or at such other place as may be designated in writing from time to time by Sublessor, in lawful money of the United States and without deduction or offset for any cause whatsoever.

          b.   NET RENTAL.  Sublessee shall be responsible for all costs and
               ----------
expenses of every kind and nature which may be imposed, at any time, on Sublessor pursuant to the Master Lease including, but not limited to, Additional Rent, Outside Area Charges, Property Taxes (and other taxes), and Environmental Surcharges, all as defined in the Master Lease. As hereinafter used, "Rent" shall include Base Rent and all additional charges to be paid by Sublessee pursuant to this Section 5.b. In the event Sublessee shall require additional services beyond those

                                       5.

standard services provided in the Master Lease, then Sublessee shall pay the cost of any such services.

          c.   LATE PAYMENT CHARGES AND INTEREST.  Any payment of Rent or other
               ---------------------------------
amount from Sublessee to Sublessor in this Sublease which is not paid on the date due shall accrue interest from the date due until the date paid at a rate equal to the Bank of America "reference" rate plus one percent (1%) per annum (the "Interest Rate"), but in no event more than the maximum per annum rate of interest legally allowed by the State of California. If any installment of Rent is not paid promptly on the first of the month, or otherwise when due, Sublessee shall pay to Sublessor a late payment charge equal to five percent (5%) of the amount of such delinquent payment of Rent, in addition to the installment of Rent then owing, This Section 5 shall not relieve Sublessee of Sublessee's obligation to pay any amount owing hereunder at the time and in the manner provided.

     6.   USE.  The Sublet Space is to be used for the Permitted Uses, and for
          ---
no other purpose or business without the prior written consent of Sublessor. In no event shall the Sublet Space be used for a purpose or use prohibited by the Master Lease.

     7.   ASSIGNMENT AND SUBLETTING.  Sublessee shall not sell, assign,
          -------------------------
encumber, sublease or otherwise transfer by operation of law or otherwise the Sublet Space or this Sublease.

     8.   ALTERATIONS.  Sublessee shall not make or suffer to be made any
          -----------
alterations, additions or improvements (collectively "Alterations") in, on, or to the Sublet Space without the prior written consent of Sublessor which consent shall not be unreasonably withheld. Any permitted Alterations shall be made by Sublessee at Sublessee's sole cost and expense, and Sublessee shall notify Sublessor at least five (5) business days in advance of the same so that Sublessor may post appropriate notices of nonresponsibility. Any permitted Alterations shall be performed by a licensed contractor approved in writing by Sublessor. Upon the expiration or earlier termination of this Sublease, Sublessee shall, upon demand by Sublessor, at Sublessee's sole cost and expense, promptly and with all due diligence, remove any Alterations made or paid for by Sublessee and Sublessee shall promptly and with all due diligence, at Sublessee's sole cost and expense, repair and restore the Sublet Space to its original condition, ordinary wear and tear excepted.

     If, during the term of this Sublease, any Alteration to the Sublet Space is required by law, regulation, ordinance, or order of any public agency, Sublessee shall promptly make the same at its sole cost and expense, provided, however, if such Alteration required by a public agency costs more than Twenty-Five Thousand Dollars ($25,000) and is required for a reason other than Sublessee's specific use of the Sublet Space, then, and in only

                                       6.

such an event, Sublessor shall make the same and cost thereof shall be amortized over a seven (7) year period and Sublessee shall pay to Sublessor, as additional rent, one-seventh (1/7th) of the cost thereof each year during the remaining term of this Sublease, If during the term of this Sublease, any Alteration to the Outside Area (as defined in the Master Lease) is required by law, regulation, ordinance, or order of any public agency, Landlord shall make the same and the cost of such Alteration shall be an Outside Area Charge (as defined in the Master Lease) and Sublessee shall pay its share of such cost to Landlord as provided in the Master Lease.

     9.   REPAIRS AND MAINTENANCE; ADDITIONAL SERVICES.  Sublessee shall, at
          --------------------------------------------
Sublessee's sole cost and expense, keep, maintain, repair and replace all improvements in or to the Sublet Space, including, without limitation, all doors, subfloors and floor coverings, all plumbing, electrical wiring, ceilings, interior walls, interior surfaces of exterior walls, signs, all heating and air conditioning systems, all fire sprinklers systems, all skylights, and other fixtures and equipment in good repair and in a clean and safe condition. Sublessee shall, at Sublessee's sole expense, repair any area damaged by Sublessee, Sublessee's agents, employees and visitors. Sublessee acknowledges that, except as otherwise provided herein, Sublessor is under no duty to make repairs or improvements to the Sublet Space, and Sublessee hereby waives any right it may have at law or in equity to enforce the same. Notwithstanding any provision to the contrary contained herein, if requested by Sublessee, Sublessor shall, at Sublessee's sole cost and expense, provide the following services in connection with the Sublet Space: (i) landscaping, (ii) roof inspections and maintenance, (iii) general facilities maintenance (including the installation of interior improvements of a non-structural nature), (iv) electricity, deionized water, chilled water, gas, nitrogen, and "clean, dry air" and (v) such other services as the parties hereto may mutually agrees Notwithstanding the foregoing, to the extent Landlord is obligated under the Master Lease to make any repairs in or to the Sublet Space, Sublessor, upon written notice by Sublessee, shall diligently attempt to enforce such obligation of Landlord.

     10.  DAMAGE AND DESTRUCTION.
          -----------------------

          a.   TERMINATION OF MASTER LEASE.  If the Sublet Space is damaged or
               ---------------------------
destroyed and Landlord or Sublessor exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the termination of the Master Lease.

          b.   CONTINUATION OF SUBLEASE.  If the Master Lease is not terminated
               ------------------------
following any damage or destruction as provided above, this Sublease shall remain in full force and effect and

                                       7.

Sublessee shall be entitled to any reduction or abatement of Base Rent in an amount in proportion to the corresponding reduction in Base Rent for the Sublet Space which Sublessor receives under the Master Lease. Sublessor shall diligently enforce any obligation of Landlord to rebuild the Sublet Space in accordance with the Master Lease and shall make available to Sublessee any insurance proceeds Sublessor receives as a result of such damage or destruction.

     11.  EMINENT DOMAIN.
          --------------

          a.   TOTAL CONDEMNATION.  If all of the Premises is condemned by
               ------------------
eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose ("Condemned" or "Condemnation"), this Sublease shall terminate as of the date of title vesting in such proceeding, and Base Rent shall be adjusted to the date of termination.

          b.   PARTIAL CONDEMNATION.  If any portion of the Premises is
               --------------------
Condemned, and Sublessor exercises any option to terminate the Master Lease, this Sublease shall automatically terminate as of the date of the termination of the Master Lease. If Sublessor has the option to terminate the Master Lease, Sublessor shall promptly give Sublessee notice of such option and shall exercise such option if so directed by Sublessee subject to the relevant provisions of the Master Lease and further provided that such partial condemnation renders the Premises unusable for Sublessee's business, as reasonably determined by Sublessor. If this Sublease is not terminated following any such Condemnation, this Sublease shall remain in full force and effect. Sublessor shall diligently enforce any rights under the Master Lease to require Lessor to rebuild the Premises. To the extent that Sublessor's Base Rent abates under the Master Lease, Base Rent shall be equitably adjusted to take into account interference with Sublessee's ability to conduct its operations on the Premises as a result of such partial Condemnation. Sublessee hereby waives the provisions of California code of Civil Procedure Section 1265.130 permitting a court of law to terminate this Sublease.

          c.   SUBLESSEE'S AWARD.  Subject to the provisions of the Master
               -----------------
Lease, Sublessee shall have the right to recover from the condemning authority, but not from Sublessor, such compensation as may be separately awarded to Sublessee in connection with costs and removing Sublessee's merchandise, furniture, fixtures, leasehold improvements and equipment to a new location.

     12.  INSURANCE.  All insurance policies required to be carried by
          ---------
Sublessee, pursuant to the Master Lease, shall contain a provision whereby Sublessor and Landlord are each named as additional insureds under such policies and furnished with a

                                       8.

certificate of insurance. To the extent that Sublessor maintains under the terms of the Master Lease a policy or policies of comprehensive general liability insurance insuring Landlord (and such others as are designated by Landlord), against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Sublet Space or the Outside Area, Sublessee shall pay its share of such costs to Sublessor as additional rent.

     13.  SUBLESSEE'S INDEMNITY.  Sublessee shall defend, indemnify and hold
          ---------------------
harmless Sublessor, its shareholders, employees, and agents, and Landlord, from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, penalties, costs and expenses, including reasonable attorney's fees, that Sublessor, its shareholders, employees and agents, and landlord may suffer, incur or be liable for by reason of or arising out of or related to the breach by Sublessee of any of the duties, obligations, liabilities or covenants applicable to Sublessee hereunder, Sublessee's occupancy or use of the Sublet Space, any alterations, additions or modifications made to the Premises by Sublessee or Sublessee's negligence or willful misconduct. This indemnification shall survive termination of this Sublease.

     14.  RIGHT TO CURE SUBLESSEE'S DEFAULTS.  If Sublessee shall at any time
          ----------------------------------
fail to make any payment or perform any other obligation of Sublessee hereunder, then Sublessor shall have the right, but not the obligation, after the lesser of five (5) days' notice to Sublessee or the time within which Landlord may act on Sublessor's behalf under the Master Lease, or without notice to Sublessee in the case of any emergency, and without waiving or releasing Sublessee from any obligations of Sublessee hereunder, to make such payment or perform such other obligation of Sublessee in such manner and to such extent as Sublessor shall deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys and other professionals, and incur and pay attorneys' fees and other costs reasonably required in connection therewith. Sublessee shall pay to Sublessor upon demand all sums so paid by Sublessor and all incidental costs and expenses of Sublessor in connection therewith, together with interest thereon at the Interest Rate.

     15.  ENVIRONMENTAL INDEMNIFICATION.
          -----------------------------

          a.   SUBLESSEE'S INDEMNITY.  Sublessee shall defend, protect, hold
               ---------------------
harmless and indemnify Sublessor and its agents and employees with respect to all actions, claims, losses, fines, penalties, fees, costs, damages and liabilities (including but not limited to attorneys' and consultants' fees) arising out of or in connection with the negligence or willful misconduct of Sublessee, its agents, employees, contractors and subcontractors, or any of them, with respect to any Hazardous Material used,

                                       9.

generated, discharged, transported to or from, stored, or disposed of in, on, under, over, through or about the Sublet Space by Sublessee or its agents, employees, contractors or subcontractors during the term of this Sublease. Nothing contained herein shall alter or limit the indemnification obligations of Sublessee set forth in the Facilities Agreement (hereinafter defined). The indemnification obligations set forth herein shall survive the termination of this Sublease.

          b.   SUBLESSOR'S INDEMNITY.  Sublessor shall defend, protect, hold
               ---------------------
harmless and indemnify Sublessee and its agents and employees with respect to all actions, claims, losses, fines, penalties, fees, costs, damages and liabilities (including but not limited to attorneys' and consultants' fees) arising out of or in connection with the negligence or willful misconduct of Sublessor or Dastek, Inc., a California corporation ("Dastek"), or their respective agents, employees, contractors and subcontractors, or any of them, with respect to any Hazardous Material used, generated, discharged, transported to or from, stored, or disposed of in, on, under, over, through or about the Sublet Space by Sublessor or Dastek, or their agents, employees, contractors or subcontractors prior to or during the term of this Sublease. The indemnification obligations set forth herein shall survive the termination of this Sublease.

     16.  TERMINATION OPTION.  Sublessee shall have the right upon 120 days
          ------------------
prior written notice to Sublessor to terminate this Sublease (the "Termination-Notice"). Upon receipt of the Termination Notice, Sublessor shall, in good faith, use commercially reasonable efforts to: (a) use the Sublet Space for the remainder of the Term, or, (b) to the extent permitted under the Master Lease, lease the Sublet Space to a new sublessee. Sublessor shall promptly notify Sublessee upon either (a) or (b) above, upon which notice, the termination of this Sublease pursuant to this termination option shall be effective. Notwithstanding any provision to the contrary contained herein, in the event of
(b) above, Sublessee shall remain liable to Sublessor for the difference between the amount of the rent due under this Sublease and the amount of rent obtained by Sublessor in leasing the Sublet Space to a new sublessee. The indemnification obligations set forth in the Sections 13 and 15 shall survive any termination effected pursuant to this Section 16.

     17.  MISCELLANEOUS.
          -------------

          a.   ENTIRE AGREEMENT.  This Sublease contains all of the covenants,
               ----------------
conditions and agreements between the parties concerning the Sublet Space, and shall supersede all prior correspondence, agreements and understandings concerning the Sublet Space, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective

                                      10.

unless set forth in writing and signed by both Sublessor and Sublessee.

          b.   CAPTIONS.  All captions and headings in this Sublease are for
               --------
the, purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

          c.   LANDLORD'S CONSENT.  This Sublease is conditioned upon Landlord's
               ------------------
written approval of this Sublease within twenty (20) days after the Effective Date. If Landlord refuses to consent to this Sublease, or if the twenty (20) day consent period expires, this Sublease shall terminate and neither party shall have any continuing obligation to the other with respect to the Sublet Space.

          d.   AUTHORITY.  Each person executing this Sublease on behalf of a
               ---------
party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing.

          e.   ATTORNEYS' FEES.  In the event either party shall bring any
               ---------------
action or proceeding for damages or for an alleged breach of any provision of this Sublease to recover rents, or to enforce, protect or establish any right or remedy hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs as part of such action or proceeding.

          f.   HOLDOVER.  This Sublease shall terminate without further notice
               --------
at the expiration of the Sublease Term. If Sublessee holds over at the Sublet Space or any part thereof after the expiration or earlier termination of the Term, such holding over shall constitute a month-to-month tenancy, at a rent equal to one hundred twenty-five (125%) of the Base Rent due hereunder. Nothing in the foregoing sentence shall be deemed Sublessor's permission for Sublessee to hold over, and acceptance of Base Rent by Sublessor following expiration of termination of the Sublease shall not constitute a renewal of this Sublease. In addition to the foregoing, Sublessee shall indemnify, defend by counsel satisfactory to Sublessor, protect and hold Sublessor harmless from any and all liabilities, claims, causes of action, damages, costs or expenses (including reasonable attorney's fees) directly or indirectly resulting from Sublessee's holding over at the Sublet Space beyond the expiration or termination of the Term.

          g.   ACCESS.  Sublessor reserves the right to enter the Sublet Space
               ------
upon reasonable notice to Sublessee (except that in case of emergency no notice shall be necessary) in order to

                                      11.

inspect the Sublet Space and/or the performance by Sublessee of the terms of this Sublease.

     18.  WASTE TREATMENT SERVICES.  Notwithstanding any provision to the
          ------------------------
contrary contained herein or in the Master Lease, during the term of this Sublease, Sublessor shall provide to Sublessee waste treatment services in accordance with the terms and conditions of that certain Facilities Service Agreement (the "Facilities Agreement") to be executed between Sublessor and Sublessee, the terms and conditions of which will be in substantially the form of the agreement attached hereto as Exhibit D. The parties covenant to one
                                    ---------
another that each will use best efforts to agree to and execute such Facilities Agreement within twenty (20) days from the date hereof. Hewlett-Packard Company shall have the right to approve the Facilities Agreement, which approval shall not be unreasonably withheld. Sublessee shall pay all costs and expenses in connection with the waste treatment services to be provided under the Facilities Service Agreement. If Sublessee shall breach any of its covenants, conditions, representations or warranties contained in the Facilities Agreement, such breach shall constitute a default under this Sublease and Sublessor may exercise any and all of the rights and remedies available to it hereunder. If any conflict exists between the terms of this Sublease and the terms of the Facilities Agreement, the terms of this Sublease shall control; provided, however, nothing contained herein shall be construed to limit the indemnification obligations of Sublessee under the Facilities Agreement, which obligations shall be in addition to, and not in lieu of, those stated herein.

                                      12.

     19.  OPTION TO EXTEND.  Sublessor and Sublessee acknowledge that Sublessor
          ----------------
has two (2) consecutive options (collectively, the "Options") to extend the term of the Master Lease, each for a period of five (5) years (collectively, the "Option Terms"). In the event that Sublessee desires to extend the term of this Sublease for either or both Option Terms, Sublessee shall deliver to Sublessor written notice ("Extension Notice") thereof no later than thirty (30) days prior to the date on which Sublessor is obligated to notify Landlord of its intention to exercise either such Option. Within thirty (30) days of receipt of an Extension Notice, Sublessor shall notify Sublessee whether Sublessor intends to extend the term of the Master Lease pursuant to either such option. If Sublessee delivers an Extension Notice to Sublessor and Sublessor elects to exercise either such Option, the term of this Sublease shall be automatically extended on the same terms and conditions as contained in this Sublease, except that the Base Rent shall be adjusted in accordance with Section 36.B of the Master Lease. If Sublessor elects not to exercise either such option, or fails to notify Sublessee of its election, then Sublessee shall have no right to extend the term of this Sublease. If Sublessor elects not to exercise the first Option, Sublessee shall have no rights hereunder with respect to the second Option. Nothing contained herein shall obligate Sublessor to exercise its rights to extend the term of the Master Lease and Sublessee shall have no right to extend the term of this Sublease other than as set forth herein.

                                      13.

          IN WITNESS WHEREOF, the parties hereto have executed one (1) or more copies of this Sublease, dated as of the Effective Date.


                                         SUBLESSOR:

                                         KOMAG, Inc., a Delaware corporation

                                         By: /s/ William L. Potts, Jr.
                                            ---------------------------------

                                         Name:   WILLIAM L. POTTS, JR.
                                              -------------------------------

                                         Title:  VP, CFO
                                               ------------------------------


                                         SUBLESSEE:

                                         M-R ASSETS CORPORATION, a
                                         California corporation

                                         By: /s/ Thomas Surran
                                            ---------------------------------

                                         Name: THOMAS A. SURRAN
                                              -------------------------------

                                         Title: SECRETARY
                                               ------------------------------



ACCEPTED AND AGREED TO:

LANDLORD:

By: /s/ L. Shelly Eisamen
   ---------------------------------

Name: L. Shelly Eisamen
     -------------------------------

Title: Property Mgr./ Owner's Agent
      ------------------------------


By: ________________________________

Name: ______________________________

Title: _____________________________

                                      14.

                          FIRST AMENDMENT TO SUBLEASE
                          ---------------------------


     THIS FIRST AMENDMENT TO SUBLEASE ("Amendment") is made as of December __, 1997 ("Effective Date"), between KOMAG, INCORPORATED, a Delaware corporation ("Sublessor"), and HEADWAY TECHNOLOGIES, INC., a _____ corporation ("Sublessee").

     THE PARTIES ENTER INTO THIS AMENDMENT based upon the following facts, understandings and intentions:

     A. Sanjaylyn Company, a California general partnership ("Landlord"), as landlord, and Sublessor, as tenant, are currently parties to that certain Lease Agreement dated as of May 24, 1991 (the "Master Lease") pursuant to which Landlord leases to Sublessor, and Sublessor leases from Landlord, approximately 97,272 rentable square feet of space (the "Leased Premises") in Landlord's building (the "Building") located at 475-497 Hillview Drive in Milpitas, California.

     B. Sublessor, as sublessor, and Sublessee, as sublessee, are currently parties to that certain Sublease Agreement effective September 23, 1994 (the "Sublease") pursuant to which Sublessor subleases to Sublessee, and Sublessee subleases from Sublessor, approximately 31,907 rentable square feet of space (the "Existing Subleased Premises") in the Leased Premises, as more particularly described in the Sublease, a copy of which is attached hereto as Exhibit A.
                                                                 ---------

     C. Sublessee now desires to sublease from Sublessor, and Sublessor desires to sublease to Sublessee, an additional 65,365 square foot portion of the Leased Premises shown on Exhibit B attached hereto (the "Additional
                             ---------
Subleased Premises"). (The Existing Subleased Premises and Additional Subleased Premises are hereinafter referred to as the "Entire Subleased Premises.")

     D. Sublessee desires to occupy the Entire Subleased Premises until December 31, 2007, but the term of the Master Lease (and the Sublease) shall expire on February 15, 2001. Therefore, Landlord and Sublessee have agreed, provided this Amendment is entered into between Sublessor and Sublessee, to enter into a lease agreement (the "Ensuing Lease") for the Entire Subleased Premises. The term of the Ensuing Lease shall commence on February 16, 2001 and end on December 31, 2007. The terms of the Ensuing Lease shall be substantially the same as those of the Master Lease. In consideration for Sublessor's agreement to sublease the Additional Subleased Premises to Sublessee upon the terms hereof, Landlord has agreed to release Sublessor from Sublessor's, removal, repair and surrender obligations under the Master Lease.

                                      1.

     E. Sublessor and Sublessee now desire to amend the Sublease to provide that the Additional Subleased Premises shall be included as a part of the premises subleased by Sublessee upon the terms and conditions more particularly described herein. The capitalized terms used in this Amendment shall have the meanings given to such terms within the Sublease, unless otherwise set forth herein.

     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties, the parties hereto agree as follows:

     1.   ADDITIONAL SUBLEASED PREMISES.  Effective as of January 1, 1998 (the
          -----------------------------
"Effective Date"), Sublessor hereby subleases to Sublessee and Sublessee subleases from Sublessor the Additional Subleased Premises, subject to the provisions of the Sublease and the terms and conditions set forth herein. If the Additional Subleased Premises is not ready for occupancy on the Effective Date for any cause beyond the control of Sublessor, this Amendment shall remain in effect and Sublessor shall not be subjected to any liability, provided the Effective Date shall be delayed until the date Sublessor actually delivers the Additional Subleased Premises.

     2.   CONDITION OF ADDITIONAL SUBLEASED PREMISES.  Sublessee hereby accepts
          ------------------------------------------
the Additional Subleased Premises in an "as-is, where-is" condition, as exists as of the Effective Date, with all defects, whether or not disclosed to Sublessee by Sublessor, and subject to all applicable laws, ordinances and regulations and any covenants or restrictions of record relating to the Additional Subleased Premises. Sublessor makes no representations or warranties, express or implied, as to the physical condition of the Additional Subleased Premises, its current compliance with law or its fitness for Sublessee's intended use, or the condition of the structural and non-structural portions of the Additional Subleased Premises or whether any repairs are necessary to correct pre-existing conditions.

     3.   TERM.  The term of Sublessee's occupancy of the Additional Subleased
          ----
Premises shall commence on the Effective Date and shall terminate on February 15, 2001, unless terminated earlier pursuant to the terms of the Sublease.

     4.   BASE RENT.  From and after the Effective Date, the Base Rent for the
          ---------
Additional Subleased Premises payable pursuant to Section 5 of the Sublease shall be Eighty-Eight Thousand Two Hundred Forty-Two and 75/100 Dollars ($88,242.75) per month, such that the aggregate Base Rent due for the Entire Subleased Premises shall be One Hundred Ten Thousand Five Hundred Seventy-Five and 10/100 Dollars ($110,575.10) per month.

     5.   SUBLESSEE'S SHARE.  As of the Effective Date, Sublessee's share of net
          -----------------
rental expenses pursuant to Section 5.b of the Sublease shall be one hundred percent (100%).

     6.   FACILITIES SERVICES AGREEMENT.  On the Effective Date of this
          -----------------------------
Amendment, Sublessor and Sublessee shall enter into a 1988 Facilities Service Agreement in the form attached hereto as Exhibit C with respect to the sharing
                                         ---------
of de-ionized water produced at the

                                       2.

Premises. Such 1988 Facilities Service Agreement shall amend and restate in its entirety that certain Amended and Restated Facilities Service Agreement dated as of March ____, 1995 and effective as of October 7, 1994, between Sublessor and Sublessee, which agreement shall thereafter be terminated and null and void, except for Sublessor's and Sublessee's indemnification obligations thereunder, which shall survive without limitation.

     7.   SALE OF TRADE FIXTURES.  On the Effective Date of this Amendment,
          ----------------------
 Sublessor shall execute a bill of sale in the form attached hereto as Exhibit D
                                                                       ---------
 whereby Sublessor sells to Sublessee, and Sublessee purchases from Sublessor, on an as-is basis, certain trade fixtures more particularly described in such bill of sale. The purchase price for such trade fixtures shall be _______________ Dollars ($______________), which shall be paid by Sublessee to Sublessor in the form of a promissory note bearing seven percent (7%) interest per annum, with payments of interest due quarterly. The principal amount of such promissory note shall be payable upon the earlier of an initial public offering by Sublessee raising gross proceeds in excess of Thirty Million Dollars ($30,000,000) or the expiration or earlier termination of the term of the Sublease. A form of such promissory note to be executed by Sublessee is attached hereto as Exhibit E.
                    ---------
     8.   INDEMNITY.  Provided that Sublessee is then in occupancy of all or any
          ---------
portion of the Entire Subleased Premises pursuant to the Ensuing Lease, Sublessee shall indemnify, defend, protect and hold Sublessor harmless against loss, damage, claim, cause of action, expense (including reasonable attorneys' fees) or liability resulting from any claim by Landlord that Sublessor has failed to surrender the Entire Subleased Premises in the condition required by the terms of the Master Lease at the expiration or earlier termination thereof.

     9.   BROKERS.  Sublessee warrants and represents for the benefit of
          -------
Sublessor that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, and that it knows of no real estate broker or agent who is or might be entitled to a real estate brokerage commission or finder's fee in connection with this Amendment. Sublessee shall indemnify, defend, protect and hold Sublessor harmless from and against any and all liabilities or expenses arising out of claims made by any broker or individual for commissions or fees resulting from the actions of Sublessee in connection with this Amendment.

     10.  REPRESENTATIONS AND WARRANTIES.  Sublessee hereby represents, warrants
          ------------------------------
and agrees that: (i) there exists no breach, default or event of default under the Sublease, or any event or condition which, with notice or passage of time or both, would constitute a breach, default or event of default under the Sublease;
(ii) the Sublease continues to be a legal, valid and binding agreement and obligation of Sublessee; and (iii) Sublessor is not in default under the Sublease and neither Sublessee nor any other party has any offset or defense to their performance or obligations under the Sublease.

     11.  CONTINUING OBLIGATIONS.  Except as expressly set forth to the contrary
          ----------------------
in this Amendment, the Sublease remains unmodified and in full force and effect. To the extent of


                                       3.

any conflict between the terms of this Amendment and the terms of the Sublease, the terms of this Amendment shall control.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment with duplicate counterparts as of the day and year first above written.



                                         "SUBLESSOR"

                                         KOMAG, INCORPORATED, a
                                         Delaware corporation

                                         By:__________________
                                         Name:________________
                                         Title:_______________



                                         "SUBLESSEE"

                                         HEADWAY TECHNOLOGIES, INC., a
                                         _________ corporation

                                         By:__________________
                                         Name:________________
                                         Title:_______________


                                         By:__________________
                                         Name:________________
                                         Title:_______________

                                       4.

                              CONSENT OF LANDLORD
                              -------------------


     Landlord, as landlord under the Master Lease, hereby consents to the execution and delivery of this Amendment by and between Sublessor and Sublessee and the subletting of the Entire Subleased Premises (including the Additional Subleased Premises) in accordance with the terms of the Sublease, as amended by this Amendment. In so consenting to the subletting of the Entire Subleased Premises by Sublessee, Landlord acknowledges that Landlord and Sublessee are simultaneously entering into a lease agreement whereby Landlord shall lease to Sublessee, and Sublessee shall lease from Landlord, the Entire Subleased Premises upon the expiration or earlier termination of this Sublease, and that such leasing would not be possible without Sublessor's agreement to Sublease the Additional Subleased Premises to Sublessee. In consideration of the obligations and agreements of Sublessor pursuant to this Agreement, Landlord agrees that, if Sublessee is then occupying all or any portion of the Entire Subleased Premises pursuant to the terms of a direct lease with Landlord, Landlord shall release Sublessor from any and all obligations of Sublessor under the Master Lease to remove any alterations or signs, make any repairs or surrender the Entire Subleased Premises in any condition whatsoever which may be required pursuant to the terms of the Master Lease.



                                         "LANDLORD"

                                         SANJAYLYN COMPANY, a
                                         California general partnership

                                         BY:  _______________________
                                              Its general partner

                                         BY:  ___________________
                                         Name:  ___________________
                                         Title:___________________



                                       5.

                                   EXHIBIT A
                                   ---------

                                   SUBLEASE

                                       6.

                                   EXHIBIT B
                                   ---------

                          ADDITIONAL LEASED PREMISES

                                       7.

                                   EXHIBIT C
                                   ---------



                       1998 FACILITIES SERVICE AGREEMENT



     THIS 1998 FACILITIES SERVICE AGREEMENT ("Agreement") is entered into as of ____________ __, 1997, and effective as of January 1, 1998, by and between KOMAG, INCORPORATED., a Delaware corporation ("Sublessor"), and HEADWAY TECHNOLOGIES, INC., a corporation ("Sublessee").

     A. Sublessor and Sublessee have entered into a Sublease Agreement effective as of September 23, 1994, as amended by a First Amendment to Sublease made as of ____________, 1997 (as amended, the "Sublease") concerning the sublet space located at 475 South Hillview Drive, Milpitas, California (referred to as the "Subleased Premises" in the Sublease Agreement and this Agreement);

     B. Sublessee is desirous of using the Subleased Premises to develop, produce, store, distribute, sell and service recording heads used in computer disk drives and of obtaining certain facility support services from Sublessor under the terms and conditions specified herein;

     C. Sublessor is desirous of supplying to Sublessee certain facility support services under the terms and conditions specified herein;

     D. This agreement is intended to be a restatement and amendment in its entirety of the Amended and Restated Facilities Service Agreement by and between the parties hereto entered into as of March __, 1995 (the "Existing Facilities Service Agreement"), which agreement is hereafter terminated and null and void, except as provided for herein.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Termination of Existing Facilities Service, Agreement.  The Existing
          ----------------------------------------------------
Facilities Service Agreement and the obligations of the parties thereunder (except the indemnification obligations of Sublessor and Sublessee, which shall survive without limitation) are hereby terminated. In connection therewith, Sublessee acknowledges that Sublessee shall be obligated to obtain any and all permits necessary for Sublessee's wastewater generating operations at the Subleased Premises.

     2.   Supply of Other Services.  At Sublessor's option, Sublessee shall use
          ------------------------
commercially reasonable efforts to provide Sublessor with deionized water during the period this Agreement is in effect. In October of each year, Sublessor and Sublessee will negotiate in good faith the annual cost of any such services to be provided during the following fiscal

                                       8.

year. Sublessor shall pay to Sublessee one-twelfth (1/12) of the cost of any such services on the first day of each calendar month.

     3.   Indemnity.
          ---------

          a. Sublessee shall defend, indemnify, and hold harmless Sublessor, its stockholders, employees, and agents from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, fees, that Sublessor, its stockholders, employees or agents may suffer, incur or be liable for by reason of or arising out of or related to any alleged breach by Sublessee of any provision of this Agreement, and this indemnification shall survive the termination of this Agreement.

          b. Sublessor shall defend, indemnify, and hold harmless Sublessee, its stockholders, employees, and agents from and against any and all claims, liabilities, suits, judgments, awards, damages, losses, fines, fees, that Sublessee, its stockholders, employees or agents may suffer, incur or be liable for by reason of or arising out of or related to any alleged breach by Sublessor of any provision of this Agreement, and this indemnification shall survive the termination of this Agreement.


     4.   Termination.  Except for Paragraph 3, this Agreement shall terminate
          -----------
when the Sublease Agreement is terminated.

     5.   Attorney Fees.  The prevailing party shall be entitled to reasonable
          -------------
costs (including attorneys and consultant fees) in an action or proceeding to enforce any provision of this Agreement.

     6.   Governing Law.  This Agreement shall be governed by and construed in
          -------------
all respects in accordance with the laws in the State of California.

     7.   Notice.  Any notice or other communication required under this
          ------
Agreement shall be provided by certified mail postage prepaid or by express delivery, addressed as follows:



          To Sublessor:       275 South Hillview Drive
                              Milpitas, California 95035
                              Attn: Chief Financial Officer

          To Sublessee:       475 South Hillview Drive
                              Milpitas, California 95035
                              Attn: Mr. Tom Surran



                                       9.

     IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Agreement to be executed by their respective duly authorized officers both as of the date and year first above written.


                                         "SUBLESSOR"

                                         KOMAG, INCORPORATED,
                                         a Delaware corporation

                                         By:  ________________________

                                         Name:  ______________________

                                         Title: ______________________


                                         "SUBLESSEE"

                                         HEADWAY TECHNOLOGIES, INC.,
                                         a ___________ corporation

                                         By:  ________________________

                                         Name:  ______________________

                                         Title: ______________________



                                      10.